UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2020

VIR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Illinois Street, Suite 500 San Francisco, California	94158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 906-4324

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2020, Vir Biotechnology, Inc. (the “Company”) and Samsung Biologics Co., Ltd. (“Samsung”) entered into a binding letter agreement (the “Letter Agreement”), pursuant to which Samsung will perform development and manufacturing services for the Company’s SARS-CoV-2 antibody program. Under the terms of the Letter Agreement, the Company has committed to purchase a firm and binding capacity reservation for a specified number of manufacturing slots in 2021 and 2022. Samsung will reserve such manufacturing slots on a non-cancellable, non-adjustable basis and will not offer such manufacturing slots under the Company’s capacity reservation to third parties. The Company is obligated to pay a total of approximately $362 million for such capacity reservation on a take-or-pay basis regardless of whether such manufacturing slots are utilized by the Company, subject to annual adjustment based on the Korean Consumer Price Index, which also includes certain fees relating to project management and technology transfer. The amounts will be payable during 2021 and 2022 and invoiced on a per-batch basis, with shortfalls invoiced at the end of the year in which such shortfall occurs. Samsung will begin to perform services to the Company upon execution of the Letter Agreement, and the Company has agreed to pay fees and out-of-pocket costs for the services performed under the Letter Agreement.

The parties will continue to negotiate additional terms in a definitive agreement (the “Definitive Agreement”) and will use best efforts to execute the Definitive Agreement before July 31, 2020. The Letter Agreement will terminate upon the execution of the Definitive Agreement or mutual written agreement by the parties.

The foregoing description of the material terms of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

On April 10, 2020, the Company and Samsung issued a joint press release announcing the transactions described above. A copy of the press release is attached to this report as Exhibit 99.1

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the potential benefits of the Company’s collaborations with Samsung, Wuxi Biologics and Biogen Inc., the completion of the Definitive Agreement with Samsung, the timing and scale of manufacturing activities, the demand for antibody therapies, the timing of commencement of clinical trials for the Company’s antibody product candidates and the Company’s ability to address the current COVID-19 pandemic and future outbreaks of the disease. Many factors may cause differences between current expectations and actual results including unexpected results during clinical trials, difficulties in obtaining regulatory approval, clinical site activation rates or clinical trial enrollment rates that are lower than expected, changes in expected or existing competition, delays or disruptions in the Company’s business or clinical trials due to the COVID-19 pandemic, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of the Company and Samsung, dated April 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer

Dated: April 10, 2020